Exhibit 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                  PRUDENTIAL SECURITIES STRUCTURED ASSETS, INC.
                      ------------------------------------

            Pursuant to Sections 242 and 245 of the Delaware General


                                 Corporation Law

                      ------------------------------------


          Prudential Securities Structured Assets, Inc. (the "Corporation"), a corporation originally incorporated under the name "PSSA Corp." on May 30, 1995 and organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"), DOES HEREBY CERTIFY:

          1) That this Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors and adopted by the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the GCL.

          2) That the Certificate of Incorporation of the Corporation is hereby restated, integrated and amended to read in its entirety as follows:

              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                  PRUDENTIAL SECURITIES STRUCTURED ASSETS, INC.

          FIRST: The name of the corporation is Prudential Securities Structured
          -----
Assets, Inc. (the "Corporation").
                   -----------

          SECOND:  The  address of the  Corporation's  registered  office in the
          ------
State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD:  The  nature of the  business  or purpose  to be  conducted  or
          -----
promoted  by  the  Corporation  is  to  engage   exclusively  in  the  following
activities:

          a) to enter into, acquire, own, hold, transfer, assign, pledge and otherwise deal from time to time with fixed-income securities issued by corporations or other obligors, and to deposit such securities ("Trust Assets") into one or more trusts (each a "Trust") in exchange for trust certificates (the "Trust Certificates"), representing the entire beneficial interest in such Trust Assets;

          b) to enter into, acquire, own, hold, transfer, assign, pledge and otherwise deal from time to time with any letters of credit, guarantees, collateral and other credit support (each, a "Credit Support") and derivative contracts relating to the Trust Assets and to deposit the same in the Trust;

          c) to enter into any agreement that provides for the administration and servicing of and collection of amounts due in respect of the Trust Assets;

          d) to sell and deliver one or more series or classes of Trust Certificates in the public or private capital markets, including without limitation in public offerings registered under the Securities Act of 1933, as amended;

          e) to enter into arrangements with respect to the financing of the Trust Certificates provided that such financings are non-recourse to the Corporation other than to Trust Certificates retained by it; and

          f) to engage in any activity and to exercise any powers permitted to corporations under the laws of the State of Delaware that are incident to the foregoing and necessary or convenient to accomplish the foregoing.

          FOURTH: (a) The total number of shares of all classes of capital stock
          ------
that the Corporation shall have authority to issue is One Hundred (100) shares of common stock, par value One Dollar ($1.00) per share (the "Common Stock").

          (b) All voting rights shall be vested in the holders of the Common Stock, and at each meeting of stockholders of the Corporation, each holder of Common Stock shall be entitled to one vote for each share on each matter to come before the meeting.

          (c) Dividends may be declared upon and paid to the holders of the Common Stock as the Board of Directors shall determine.

          (d)  In  the  event  of  voluntary  or   involuntary   liquidation  or
dissolution of the Corporation, the holders of the Common Stock shall be entitled to share ratably in all assets of the Corporation.

          FIFTH: The business and affairs of the Corporation shall be managed by
          -----
and under the direction of the Board of Directors.

          (a) At any given time, the Corporation will have at least one member of the Corporation's Board of Directors (the "Independent Director") and at
                                                   --------------------
least  one  officer  (the  "Independent  Officer"),  each  of  whom  shall be an
                            -------------------
individual who is not (and is not an Associate, as defined below, of), and for a five-year period prior to election or appointment as the case may be, has not been (and has not been an Associate of), a direct, indirect or beneficial holder of two percent or more of any class of equity securities, or a director, officer, employee, customer or supplier (in either case, of goods or services, or both, having a value of $1,000 or more), of any Affiliate (as defined below) of the Corporation. The same individual may serve both as an Independent Director and an Independent Officer.

          (b) No Independent Director serving pursuant to the requirements Of this ARTICLE FIFTH shall, with regard to any matter described in ARTICLE EIGHTH,
     -------------                                               --------------

owe a fiduciary duty or other obligation to the stockholders (except as may specifically be required by the statutory law of any applicable jurisdiction); instead, such Independent Director's fiduciary duty and other obligations with regard to any matter described in ARTICLE EIGHTH shall be owed to the
                                        ---------------
Corporation including, without limitation, the Corporation's creditors. Hereafter, every subsequent stockholder of the Corporation shall be deemed to have consented to the foregoing by virtue of such stockholder's purchase of shares of capital stock of the Corporation, and no further act or deed of any stockholder shall be required to evidence such consent. In addition, no Independent Director may be removed unless his or her successor has been duly elected.

          As used in this Amended and Restated Certificate of Incorporation, (i) a "Person" is an individual, partnership, corporation. (including a business
   ------
trust), joint stock company, trust, unincorporated association, partnership, limited liability company, joint venture, government (including any agency or subdivision thereof) or any other entity, (ii) an "Affiliate" of a Person is a
                                                     ---------
Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified, and
(iii) an "Associate,"  when used to indicate a relationship  with any Person, is
          ---------
(A) a corporation or organization of which such Person is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (B) any trust or other estate in which such Person serves as trustee or in a similar capacity, and (C) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

          SIXTH: The Corporation is to have perpetual existence.
          -----

          SEVENTH:  Meetings of stockholders shall be held at such place, within
          -------
or without the State of Delaware, as may be designated by or in the manner provided in the Bylaws or, if not so designated or provided, at the registered office of the Corporation in the State of Delaware. Elections of directors need not be by ballot unless and except to the extent that the Bylaws so provide. The books of the Corporation may be kept (subject to any provision contained in any applicable statute) outside the State of Delaware at such place or places as may be designated from time to time by the Corporation's Board of Directors or in the Bylaws of the Corporation.

          EIGHTH:  The  Corporation  shall  not, without the affirmative vote of
          ------
each member of the Corporation's Board of Directors, including the affirmative vote of each Independent Director:

               Corporation in connection with, indebtedness of the Corporation permitted by this Amended and Restated Certificate of Incorporation, has a certificate of incorporation containing provisions substantially identical to the provisions of ARTICLES THIRD, FIFTH, EIGHTH and NINTH of this Amended and
               --------  -----   -----   ------     -----
               Restated Certificate of Incorporation, and, immediately after giving effect to the proposed merger, consolidation or transfer, no default or event of default under any obligation of the Corporation would occur and be continuing; or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of any corporation, partnership, joint venture or other entity; or

          c)   dissolve or liquidate, in whole or in part.

Provided that if there is not one Independent Director then in office and acting, a vote upon any matter set forth in this ARTICLE EIGHTH shall not be
                                                     --------------
taken unless and until one Independent Director shall have been duly elected.

          NINTH:   Without   the   affirmative   vote  of  each  member  of  the
          -----
Corporation's Board of Directors, including the affirmative vote of the Independent Director, the Corporation shall not amend this Amended and Restated Certificate of Incorporation, provided that if there is not one Independent Director then in office, no vote upon any matter set forth in this ARTICLE NINTH
                                                                   -------------
shall be taken unless and until one Independent Director shall have been duly elected.

          a) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver, trustee or other similar official for it or for a substantial part of its property, commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute or similar law or statute of any jurisdiction, whether now or hereinafter in effect, consent or acquiesce in the filing of any such petition, application, proceeding or appointment of or taking possession by the custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or any substantial part of its property, admit its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or authorize any of the foregoing to be done or taken on behalf of the Corporation;

          b) be a party to any merger or consolidation or sell, transfer, assign, convey or lease any substantial part of the assets of the Corporation, unless the entity (if other than the Corporation) formed under or surviving the consolidation or merger or which acquires the properties or assets of the Corporation is a corporation organized and existing under the laws of the State of Delaware, expressly assumes the due and punctual payment of, and all obligations of the

          TENTH: In furtherance and not in limitation of the powers conferred by
          -----
statute, the Board of Directors of the Corporation is expressly authorized to exercise, in addition to the powers and authorities hereinbefore or by law conferred upon it, any such powers and authorities and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware and of this Amended and Restated Certificate of incorporation and of the Bylaws of the Corporation.

          ELEVENTH: No director of the Corporation shall be personally liable to
          --------
the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided that the provisions of this ARTICLE
                                                                         -------
ELEVENTH  shall not  eliminate or limit the  liability of a director (a) for any
--------
breach of the director's duty of loyalty to the Corporation and to its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which such director derived an improper personal benefit. If the GCL is amended after the filing of this Amended and Restated Certificate of
Incorporation so as to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the law of the State of Delaware as the same exists from time to time. Any repeal or modification of this ARTICLE ELEVENTH by the stockholders of
                                         ----------------
the Corporation shall not adversely affect any elimination of or limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer, this 25th day of August, 1997.

                                PRUDENTIAL SECURITIES STRUCTURED ASSETS, INC.



                                /s/Paul M. Waldman
                                -------------------------------
                                   Paul M. Waldman
                                   Assistant Secretary